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EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         The undersigned, being the Secretary and Chief Financial Officer of The MacNeal-Schwendler Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of The MacNeal-Schwendler Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing "Article I. NAME." so that, as amended, said Article shall be and read as follows:

               "The name of the corporation is MSC.Software Corporation (hereinafter referred to as the "Corporation")."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under penalties of perjury, this 23rd day of June, 1999.

                                    THE MACNEAL-SCHWENDLER CORPORATION



                                   By:    /s/ Louis A. Greco
                                          ----------------------------
                                   Name:  Louis A. Greco
                                   Title: Secretary and Chief Financial Officer

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                          CERTIFICATE OF INCORPORATION
                                       OF
                              MSC ENTERPRISES, INC.


ARTICLE I.        Name.

         The name of the corporation is MSC Enterprises, Inc. (hereinafter referred to as the "Corporation").

ARTICLE II.       Registered Office and Agent.

         The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, Dover, County of Kent. The name of the registered agent of the Corporation at such address is Incorporating Services, Ltd.

ARTICLE III.      Nature of Business.

         The nature of the business or purposes to be conducted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV.       Capital Stock.

         SECTION 1. Number of Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000. The Corporation shall be authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock," and referred to herein either as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The number of shares of Common Stock authorized shall be 100,000,000 and the Common Shares shall have a par value of $.01 per share, and the number of shares of Preferred Stock authorized shall be 10,000,000 and the Preferred Shares shall have a par value of $.01 per share.

         SECTION 2. Preferred Stock. The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of Section 1 of this Article IV, to provide for the issuance of shares of Preferred Stock from time to time in one or more series, and by filing any certificate of designations required under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), to fix or alter the number of shares of any series of Preferred Stock, and to fix the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions granted to or imposed upon the shares of any wholly unissued series of Preferred Stock. The authority of the Board of Directors

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with respect to each series shall include, but not be limited to, the determination of the following:

                  (a) the number of shares constituting and the distinctive designation of such series;

                  (b) the dividend rights of the shares of such series, including whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

                  (c) whether such series shall have voting rights, and, if so, the terms of such voting rights, including the number of votes per share, the number of members of the Board of Directors or the percentage of members of the Board of Directors each class or series of Preferred Stock may be entitled to elect;

                  (d) whether such series shall have conversion rights and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) whether or not the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary as the Board of Directors determines under different conditions and at different redemption dates;

                  (f) whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

                  (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and

                  (h) any other relative rights, preferences and limitations of such series.

         The Board of Directors may, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such Series then outstanding) the number of shares of any such series subsequent to the issue


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of shares of that series. Preferred Shares that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law or the applicable certificate of designations.

ARTICLE V.        Incorporator.

         The name and mailing address of the incorporator is Lisa A. Gatto, 400 South Hope Street, Los Angeles, California 90071-2899.

ARTICLE VI.       Board of Directors.

         SECTION 1. Number of Directors. The properties, business and affairs of the Corporation shall be managed and controlled by a Board of Directors of not less than five (5) nor more than fifteen (15) members. The number of directors which shall constitute the whole Board of Directors shall be eight (8) unless and until otherwise determined in the manner provided in the Bylaws of the Corporation. Notwithstanding any other provision of this Article VI, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock or other securities of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, such directorship or directorships shall be in addition to the number of directors as determined in the manner provided in the Bylaws of the Corporation, such director or directors shall not be classified pursuant to
Section 2 of this Article VI, and, unless otherwise provided by law or by resolution of the Board of Directors authorizing such series of Preferred Stock or other securities of the Corporation, the filling of vacancies and other features of any such directorship shall be governed by the terms of this Certificate of Incorporation applicable thereto, except that, unless otherwise provided by law or by Resolution of the Board of Directors authorizing such series of Preferred Stock or other Securities of the Corporation, any such director shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until such director's successor shall be elected and qualified, or until such director's death, resignation or removal, whichever occurs earlier.

         SECTION 2. Classified Board - Two Classes. So long as and until the number of directors as determined in the manner provided in the Bylaws of the Corporation is less than or equal to eight (8), the directors, other than those directors not classified pursuant to Section 1 of this Article VI, shall be divided into two (2) classes, designated Class A and Class B, such classes to be as nearly equal in number as possible. Each director of Class A shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall be elected and qualified, or until such director's death, resignation or removal, whichever occurs earlier, and each director of Class B shall hold office for a term expiring at the second annual meeting of stockholders and until such director's successor shall be elected and qualified, or until such director's death, resignation or removal, whichever occurs earlier. Thereafter, at each annual meeting of stockholders, directors shall be elected to succeed those whose terms then expire and shall hold office for a term expiring at the second


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annual meeting of stockholders following the annual meeting of stockholders at which each such director was elected and until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal.

         SECTION 3. Classified Board - Three Classes. From and after such time (hereinafter referred to as the "Board Reclassification Time") as the number of directors as determined in the manner provided in the Bylaws of the Corporation exceeds eight (8), the directors, other than those directors not classified pursuant to Section 1 of this Article VI, shall be divided into three (3) classes, designated Class I, Class II and Class III, such classes to be as nearly equal in number as possible. Each director of Class I shall bold office for a term expiring at the next annual meeting of stockholders and until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal, each director of Class II shall hold office for a term expiring at the second annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal, and each director of Class III shall hold office for a term expiring at the third annual meeting of stockholders and until such directors successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Thereafter, at each annual meeting of stockholders, directors shall be chosen for a term of three years to succeed those whose terms then expire and shall hold office until the third annual meeting of stockholders following the annual meeting of stockholders at which each such director was elected and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

         SECTION 4. Board Reclassification. Unless otherwise agreed to by a two-thirds majority of the existing directors, the determination of the selection of directors in each class at the Board Reclassification Time or upon other changes in the number of directors shall be determined in the manner provided in the Bylaws of the Corporation.

         SECTION 5. Vacancies. Any vacancy on the Board of Directors for any reason, whether arising through death, resignation or removal of a director or through an increase in the number of directors of any class, shall be filled by a majority vote of the remaining directors, although less than a quorum, or by a sole remaining director. The term of office of any director elected to fill such a vacancy shall, except as provided in Sections 3 and 4 of this Article VI, expire at the expiration of the term of office of directors of the class in which the vacancy occurred.

         SECTION 6. Elections. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

         SECTION 7. Stockholder Nominees. Nominations by stockholders of persons for election to the Board of Directors shall be made only in accordance with the procedures set forth in the Bylaws of the Corporation.


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         SECTION 8.  Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section 9 shall not apply with respect to such director or directors.

ARTICLE VII.       Bylaws.

         A majority of the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation. The stockholders of the Corporation may adopt, amend or repeal Bylaws of the Corporation.

ARTICLE VIII.      Stockholder Meetings; Books

         Meetings of stockholders shall be held at such time, on such date and at such place (within or without the State of Delaware) as provided in the Bylaws of the Corporation. Any action required or permitted to be taken by the stockholders of the Corporation which has not been approved by a majority of the directors of the Corporation must be taken at a duly called and noticed meeting of stockholders and may not be taken by consent in writing. The books of the Corporation may be kept, subject to any applicable statutory provision, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX.        Director Liability; Indemnification.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The Corporation is authorized to provide by bylaw, agreement or otherwise for indemnification of directors, officers, employees and agents for breach of duty to the Corporation and its stockholders to the fullest extent permitted by applicable law. Any repeal or modification of this Article IX shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE X.         Election Re: Section 203 of The Delaware General Corporation
                   Law.

         The Corporation hereby elects not to be governed by Section 203 (Business Combinations with Interested Stockholders) of the Delaware General Corporation Law.


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         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named for the purpose of forming a corporation to do business both within and without the State of Delaware, do make and file this Certificate, hereby declaring under penalties of perjury that it is my act and deed and that the facts stated herein are true.






                                          /s/ Lisa A. Gatto
                                    -----------------------------
                                            Lisa A. Gatto